EXHIBIT (a)(1)(iv)
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                                INSTRUCTION FORM
             FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES.

                        Instructions For Tender Of Shares
                          of Redwood Microcap Fund, Inc

Please tender to Gibbs Holdings, LLC, on (our) (my) behalf, the number of shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of Gibbs Holdings, LLC dated April 25, 2005, the receipt of which is acknowledged.

(1) NUMBER OF SHARES TENDERED

The undersigned hereby instruct(s) you to tender to Gibbs Holdings, LLC, the number of shares indicated below, at the price of $1.60 per share, pursuant to the terms and subject to the conditions of the Offer.

Aggregate number of shares to be tendered by you for us: _____________________

(2)  SIGNATURES

     _________________________________         _________________________________
     Signature                                 Signature

     _________________________________         _________________________________
     Name (Please Print)                       Name (Please Print)

     Date: ___________________________         Date: ___________________________


     Address: ________________________         ________________________
                                               Area Code and telephone number

     _________________________________         _________________________________
     City        State           ZIP           Social Security Number
                                               or Employer Identification Number


          IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED
                SUBSTITUTE FORM W-9 WITH THEIR INSTRUCTION FORM.

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